Exhibit 3.2  Articles of Amendment of the Articles of Incorporation of E-Kids
             Network, Inc.

ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

E-KIDS NETWORK, INC.

     e-Kids Network, Inc., a corporation organized and existing under the laws of the State of Florida (the "Corporation"), in order to amend its Articles of
Incorporation in accordance with the requirements of Chapter 607, Florida
Statutes, does hereby certify as follows:

     1. The Articles of Incorporation of the Corporation were filed by the
Secretary of State of the State of Florida on January 3, 2001.

     2. As amended below, Article I of the Articles of Incorporation has the sole effect of changing the Corporation's name from "e-Kids Network, Inc." to
"GenoMed, Inc."

     3. As amended below, Article IV of the Articles of Incorporation changes the current capital structure of the Corporation by completely deleting Article
IV of the Articles of Incorporation as of the date hereof, and substitute in its place the Article IV set forth below.

     4. The amendment to the Articles of Incorporation being effected hereby will completely delete Section 9.4 of the Articles of Incorporation as of the
date hereof.

     5. This amendment to the Articles of Incorporation was approved by the board of directors of the corporation and by the written consent of a majority of the shareholders of the common stock of the Corporation as of September
28,2001. The number of votes cast for was sufficient for approval.

     6. These Articles of Amendment of the Articles of Incorporation shall be effective immediately upon filing by the Secretary of State of the State of
Florida, and thereafter, Section 9.4 will be deleted in its entirety, and
Articles I and IV of the Articles of Incorporation of the Corporation shall read as follows:
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ARTICLE I

Corporate Name

The name of this Corporation shall be:

GenoMed, Inc.

ARTICLE IV

Capital Stock

     The aggregate number of shares of capital stock authorized to be issued by this corporation shall be 1,000,000,000 shares of common stock with a par value of $.01 per share. Each share of said stock shall entitle the holder thereof to one vote at every annual or special meeting of the stockholders of this corporation. The consideration for the issuance of said shares of capital stock may be paid, in whole or in part, in cash, in promissory notes, in other property (tangible or intangible), in labor or services actually performed for this corporation, in promises to perform services in the future evidenced by a written contract, or in other benefits to this corporation at a fair valuation to be fixed by the Board of Directors. When issued, all shares of stock shall be fully paid and nonassessable.

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IN WITNESS WHEREOF, e-Kids Network, Inc. has caused these Articles of Amendment of the Articles of Incorporation to be executed by its president this 28th day of September, 2001.

                                         E-KIDS NETWORK, INC

                                         By:/s/ David Charles Siddons
                                         President